EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-14927) of Chesapeake Corporation of our report dated June 26, 2006 relating to the financial statements of Chesapeake Corporation 401(k) Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP

Richmond, Virginia
June 26, 2006